Exhibit 10.3

                THE 1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                       OF
                           NETWORK IMAGING CORPORATION

1. Purpose. This Stock Option Plan ("plan") is intended to provide incentive to Eligible Participants (as hereinafter defined) to advance the interests of Network Imaging Corporation ("The Company") and its subsidiaries by pro-viding those persons with opportunities to purchase shares of the Company's Common Stock ("Shares") under (a) incentive stock options ("Incentive Stock Options") as such term is defined under Section 422(b) of the Internal Re-venue Code of 1986, as amended ("Code"), in the case of officers and key employees of the Company and its subsidiaries, and (b) other stock options in the case of all Eligible Participants. (As used herein, "Options and "option" refer to Incentive Stock Options and other options hereunder.)

2. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee of one or more directors appointed by the Board (the "Board"). The Board shall have authority, subject to the terms of the Plan, (a) to determine the persons to whom Options shall be granted, the number of Shares to be subject to each Option ("Option Price"), the times at which Options shall be granted and shall vest and other terms and conditions thereof, and the provisions of the instruments by which Options shall be evidenced; (b) to modify or amend any Option or to waive any res-trictions or conditions applicable to any Option or the exercise thereof;
     (c) to interpret the Plan and the instruments by which Options shall be evidenced; (d) to make all determinations necessary or advisable for the administration of the Plan.

3. Eligibility. Options may be granted to persons who at the time of grant are existing or potential officers or directors or key employees of or consultants or advisors to the Company or any of its subsidiaries ("Eligible Participants"). The granting of any Options to a person shall neither entitle such person to, nor disqualify such person from, receiving additional Options.

4. Shares Subject to this Plan. The total number of Shares that may be issued pursuant to Options granted under this Plan shall not exceed 6,000,000 Shares (subject to adjustment as provided in Section 7). In the event that any outstanding Option under this Plan for any reason expires or is terminated prior to the end of the period during which Options may be granted, the Shares not purchased pursuant to such Option may again be subject in full or in part to Options under this Plan.

5. Granting of Options. Options may be granted under the Plan at any time prior to January 3, 2004. Persons to whom Options have been granted and whose Options remain outstanding under the Plan are referred to herein as "Optionees".

6. Provision of Options. Options shall be evidenced by instruments in such forms as the Board may from time to time approve. Options shall conform to the following:

          Option Price. The Option price per share of Incentive Stock Options shall not be less that 100% of the fair market value of a Share at the time the Option is granted; provided, however, that in the case of Incentive Stock Option granted to a person who owns, directly or indirectly, Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, as contemplated by Code Sections 422(b)(6) and 424(d) ("Ten-Percent Stockholder"), the Option price per Share shall not be less that 110%
         of the fair market value of a Share at the time the Option is granted.
          Term  of  Options.  Each  Option  shall  expire  as  provided  in  the instrument  evidencing  the Option and in no event later than the tenth anniversary of the date of its grant, provided, however, that in the case of a Ten-Percent Stockholder, each Incentive Stock Option shall expire no later than the fifth anniversary of the date of its grant.
          Exercisability. Each Option shall become exercisable at one time or in two or more installments as provided in the instrument evidencing the Option. An Option shall be exercisable during an Optionee's lifetime only by the Optionee. The holder of an Option shall have none of the rights or privileges of a stockholder with respect to the Shares issuable upon exercise of the Option until certificates evidencing such Shares shall have been delivered to such Optionee upon exercise of his or her Option.

         The Company shall deliver certificates evidencing such Shares within a reasonable period of time; provided, however, that if any law, regulation, or agreement requires the Company to take any action with respect to such Shares before such delivery, then the date for such delivery shall be extended for the period to take such action.

         Termination. If an Optionee ceases to be an Eligible Participant, any Option or unexercised portion thereof granted to such Optionee which is otherwise exercisable shall terminate as provided in the instrument evidencing the Option, but in no event later than the date of expiration of the term of the Option.

         Assignability. An Optionee may not assign, transfer, pledge or other-wise dispose of an Option other than by will or the laws of descent and distribution.

         Limit. To the extent that the aggregate fair market value (determined at the time of an Incentive Stock Option is granted) of the Shares for which Incentive Stock Options are exercisable for the first time by a person during any calendar year under all incentive stock option plans of the Company (and its parent and subsidiary corporations, if any) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

     Instruments evidencing Options may contain such other provisions, consistent with this Plan, as the Board deems advisable. Among those provisions may be restrictions on the right of the Optionee to dispose of Shares and a requirement that the Optionee represent to the Company in writing, when an Option is granted or when Shares are purchased on exercise of an Option, that such Optionee is accepting such Option, or purchasing Shares, for his or her own account for investment only. Certificates issued representing Shares granted upon the exercise of any Option may be marked with an appropriate legend noting restrictions on their transfer or other disposition to insure compliance with any applicable agreements or provisions of the law.

1. Capital Adjustments. The number of Shares subject to the Plan, and the number and price of Shares subject to any Option then outstanding, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board of Directors of the Company, any stock dividend, stock split or share combination of the Common Stock or recapitalization of the Company. In the event of any merger, consolidation, sale of substantially all the assets, reorganization, dissolution or liquidation of the Company, in con-nection with which all the outstanding shares of the Company's Common Stock are converted into or exchangeable for other securities or other property, each outstanding Option shall terminate, but the Optionees shall have the right, immediately prior to such event, to exercise their Options in full without regard to the vesting schedule otherwise applicable, thereto; pro-vided, however, that in the case of a merger, consolidation, sale of sub-stantially all the assets or reorganization, the parties thereto may pro-vide that the Optionees shall not have such right, but in that case the Op-tions, to the extent not previously exercised, shall continue in effect and subject to the applicable vesting schedule but shall pertain not to the re-maining Option Shares but to the securities or other property unto or for which the remaining Option Shares would have been convertible or exchange-able if they had been outstanding at the effective time of the transaction (e.g. in the case of a merger of the Company into another company, if each share of Common Stock of the Company is converted into two shares of a pre-ferred stock of the acquiring company, the Optionee shall be entitled upon exercise and payment of the Option Price to acquire two shares of that pre-ferred stock).

2. Terms and Amendment of Plan. The Plan shall be effective on January 3, 1994 and shall expire on January 3, 2004 (except as to Options outstanding on that date). The adoption of the Plan is subject to approval by the stockholders of the Company, and any Options granted hereunder prior to such approval shall provide that they may not be exercised unless and until such approval has been obtained.

     The Board, by majority vote and without stockholder approval, may terminate the Plan at any time and from time to time amend the Plan in such respects as it shall deem advisable to conform to any change in the applicable law or for any other purpose, but shall not, without stockholder approval, (a) increase the number of Shares that may be issued under the Plan (except by operation of Section 7); (b) change the class of persons eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code.

     An amendment of this Plan shall not, without the written consent of an Optionee, adversely affect such Optionee's rights and privileges under an Option theretofore granted.